Exhibit 99.1

              ViewCast Names Gary Klembara to Head Sales
                       and Business Development


    PLANO, Texas--(BUSINESS WIRE)--Aug. 8, 2007--ViewCast Corporation (OTCBB: VCST), a global leader in the design and manufacture of advanced media encoding products, today announced that Gary J. Klembara will join the company as senior vice president of sales effective August 15, 2007. Klembara will have responsibility for global sales of ViewCast's products and development of new business opportunities.

    "With our well known Osprey capture cards and innovative Niagara encoding appliances, ViewCast is positioned to grow rapidly," said Dave Stoner, president and chief operating officer of ViewCast Corporation. "Gary's extensive experience and successful track record will help us develop strategic relationships with new customers. In addition, he will be a vital contribution to the ViewCast management team as we continue building ViewCast's leadership position in digital media communications."

    Klembara brings more than thirty years of executive management skills and achievement to ViewCast. Throughout his career with GK Consultancy Group and in prior executive roles, he has participated in all phases of sales, marketing, operations and management. His background also includes valuable experience in corporate acquisitions and integration. He is particularly skilled at developing global sales strategies for emerging technology companies.

    Klembara has an extensive background in sales management. As executive vice president of sales at Corel Corporation, he was responsible for sales in the Asia Pacific, Australia, New Zealand, India, Latin America, Canada and the United States. These operations delivered more than 65 percent of total revenue for Corel. He held a similar position at Micrografx where he revamped the entire sales operations within 90 days in order to grow revenues and profits faster. Earlier in his career, Klembara held a series of sales and sales management positions at Compaq Computer Corporation that included the responsibility to develop the first systems integrations sales force which had a significant impact on worldwide revenues.

    "An exceptional line of branded products, combined with ongoing product innovations and a robust marketplace, makes the future exciting for ViewCast," said Klembara. "I am extremely pleased for the opportunity to contribute to the company's future development and success."

    About ViewCast

    ViewCast develops communication products for live and on demand video and audio content deliverable via a variety of network types and protocols. Our well known products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers featuring Niagara SCX encoder management software. ViewCast products address the video capture, processing and delivery requirements for a broad range of applications and markets. Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by Dave Stoner and Gary Klembara, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflects the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause the actual results to differ materially include, without limitation: the ability of the company to develop and market new products as technology evolves and increased competition in the video communications. All subsequent written and oral forward-looking statements attributable to ViewCast or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. ViewCast does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    ViewCast, Osprey, Niagara, Niagara SCX 5.0, GoStream and EZStream are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks are property of their respective holders.


    CONTACT: ViewCast Corporation
             Wendy Moore, +1 972-488-7200
             wendym@viewcast.com
             or
             PR Agency:
             Wall Street Communications
             David Netz, +1 303-329-0359
             dave@wallstreetcom.tv
             or
             Investors:
             Michael A. Burns & Associates
             Virginia Stuart, +1 214-521-8596
             Director of Investor Relations
             vstuart@mbapr.com